EXHIBIT 4.1

CLIFFS NATURAL RESOURCES INC.

Seventh Supplemental Indenture
Dated as of May 7, 2013

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

TABLE OF CONTENTS

Page
ARTICLE 1
NATURE OF AMENDMENT

Section 1.01.	Scope of Supplemental Indenture; General.........................................2
ARTICLE 2
AMENDMENT

Section 2.01.	Amendment to Section 6.2 of Base Indenture......................................2

Section 2.02.	Amendment to Section 7.7 of Base Indenture......................................3

ARTICLE 3
EFFECTIVENESS

Section 3.01.	Effectiveness of Seventh Supplemental Indenture...............................3
ARTICLE 4
MISCELLANEOUS

Section 4.01.	Governing Law.....................................................................................3

Section 4.02.	Capitalized Terms................................................................................3

Section 4.03.	Recitals................................................................................................3

i

SEVENTH SUPPLEMENTAL INDENTURE
Seventh Supplemental Indenture, dated as of May 7, 2013 (the "Seventh Supplemental Indenture"), to the Prior Supplemental Indentures (as defined below), is by and between CLIFFS NATURAL RESOURCES INC., an Ohio corporation (the "Company"), and U.S. BANK NATIONAL ASSOCIATION, as trustee (the "Trustee").
RECITALS:
WHEREAS, the Company and the Trustee have heretofore executed and delivered an Indenture, dated as of March 17, 2010 (as amended, supplemented or otherwise modified, the "Base Indenture");
WHEREAS, the Company and the Trustee have heretofore executed and delivered a first supplemental indenture, dated as of March 17, 2010 (the "First Supplemental Indenture"), to the Base Indenture, pursuant to which the Company has issued $400,000,000 initial aggregate principal amount of the Company's 5.900% Notes due 2020 (the "5.900% Notes due 2020");
WHEREAS, the Company and the Trustee have heretofore executed and delivered a second supplemental indenture, dated as of September 20, 2010 (the "Second Supplemental Indenture"), to the Base Indenture, pursuant to which the Company has issued $500,000,000 initial aggregate principal amount of the Company's 4.80% Notes due 2020 (the "4.80% Notes due 2020");
WHEREAS, the Company and the Trustee have heretofore executed and delivered a third supplemental indenture, dated as of September 20, 2010 (the "Third Supplemental Indenture), to the Base Indenture, pursuant to which the Company has issued $800,000,000 initial aggregate principal amount of the Company's 6.25% Notes due 2040 (the "6.25% Notes due 2040");
WHEREAS, the Company and the Trustee have heretofore executed and delivered a fourth supplemental indenture, dated as of March 23, 2011 (the "Fourth Supplemental Indenture"), to the Base Indenture, pursuant to which the Company has issued $700,000,000 initial aggregate principal amount of the Company's 4.875% Notes due 2021 (the "4.875% Notes due 2021");
WHEREAS, the Company and the Trustee have heretofore executed and delivered a fifth supplemental indenture, dated as of March 31, 2011 (the "Fifth Supplemental Indenture"), to the Base Indenture;
WHEREAS, the Company and the Trustee have heretofore executed and delivered a sixth supplemental indenture, dated as of December 13, 2012 (the "Sixth Supplemental Indenture" and, collectively with the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture and the Fifth Supplemental Indenture, the "Prior Supplemental Indentures"), to the Base Indenture, pursuant to which the Company has issued $500,000,000 initial aggregate principal amount of the Company's 3.950% Notes due 2018 (the "3.950% Notes due 2018" and, collectively with the 5.900% Notes due 2020, the 4.80% Notes due 2020, the 6.25% Notes Due 2040 and the 4.875% Notes Due 2021, the "Notes");

WHEREAS, Section 9.1(a) of the Base Indenture provides that the Company and the Trustee, as applicable, may amend or supplement certain of the provisions of the Base Indenture or the Securities without the consent of the Holders to cure any ambiguity, defect or inconsistency;
WHEREAS, the Company desires to cure a defect in the Base Indenture by correcting erroneous cross references to various Event of Default provisions;
WHEREAS, the consent of any Holder is not required to effect the amendments set forth herein;
WHEREAS, the execution of this Seventh Supplemental Indenture by the parties hereto is in all respects authorized by the provisions of the Base Indenture and all acts and requirements necessary to make this Seventh Supplemental Indenture a valid agreement of the Company and the Trustee, in accordance with its terms, have been done;
NOW, THEREFORE, THIS SEVENTH SUPPLEMENTAL INDENTURE WITNESSETH: in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes, that the Base Indenture is supplemented and amended, to the extent expressed herein, as follows:
ARTICLE 1
NATURE OF AMENDMENT
Section 1.01.    Scope of Supplemental Indenture; General.
This Seventh Supplemental Indenture supplements and, to the extent inconsistent therewith, replaces the provisions of the Base Indenture to which provisions reference is hereby made.
ARTICLE 2
AMENDMENT

Section 2.01.	Amendment to Section 6.2 of Base Indenture.
The first paragraph of Section 6.2 of the Base Indenture is hereby deleted in its entirety and replaced with the following:
Section 6.2. Acceleration of Maturity; Rescission and Annulment.
“If an Event of Default with respect to Securities of any Series at the time outstanding occurs and is continuing (other than an Event of Default referred to in Section 6.1(e) or (f)) then in every such case the Trustee or the Holders of not less than 25% in principal amount of the outstanding Securities of that Series may declare the principal amount (or, if any Securities of that Series are Discount Securities, such portion of the principal amount as may be specified in the terms of such

Securities) of and accrued and unpaid interest, if any, on all of the Securities of that Series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) and accrued and unpaid interest, if any, shall become immediately due and payable. If an Event of Default specified in Section 6.1(e) or (f) shall occur, the principal amount (or specified amount) of and accrued and unpaid interest, if any, on all outstanding Securities shall ipso facto become and be immediately due and payable without any notice, declaration or other act on the part of the Trustee or any Holder.”

Section 2.02.	Amendment to Section 7.7 of Base Indenture.
The fifth paragraph of Section 7.7 of the Base Indenture is hereby deleted in its entirety and replaced with the following:
Section 7.7. Compensation and Indemnity.
“When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(e) or (f) occurs, the expenses (including reasonable charges and expenses of its accountants, experts and attorneys) and the compensation to the Trustee for the services are intended to constitute expenses of administration under any Bankruptcy Law.”
ARTICLE 3
EFFECTIVENESS
Section 3.01.    Effectiveness of Seventh Supplemental Indenture.
This Seventh Supplemental Indenture shall become effective immediately upon its execution and delivery by the Company and the Trustee.
ARTICLE 4
MISCELLANEOUS
Section 4.01.    Governing Law.
THIS SEVENTH SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OF CONFLICTS OF LAW.
Section 4.02.    Capitalized Terms.

Except with respect to the capitalized terms used in the amendments to Sections 6.2 and 7.7 of the Base Indenture, capitalized terms used but not defined herein have the meanings ascribed to such terms in the Base Indenture.

Section 4.03.    Recitals.
The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness.
[Signatures on Following Page]

IN WITNESS WHEREOF, the parties hereto have caused this Seventh Supplemental Indenture to be duly executed, all as of the date first above written.

CLIFFS NATURAL RESOURCES INC.
By: /s/ Terrance M. Paradie
Name: Terrance M. Paradie
Title: Senior Vice President and Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION, as Trustee
By: /s/ Elizabeth A. Thuning
Name: Elizabeth A. Thuning
Title: Vice President